Exhibit 21.1

Subsidiaries of Cinedigm Corp. (the "Company")

  Access Digital Media, Inc., a Delaware corporation and a wholly-owned subsidiary of Cinedigm DC Holdings, LLC.
  ADM Cinema Corporation d/b/a the Pavilion Theatre, a Delaware corporation and a wholly-owned subsidiary of the Company.
  Christie/AIX, Inc., a Delaware corporation and a wholly-owned subsidiary of Access Digital Media, Inc.
  Vistachiara Productions Inc., d/b/a The Bigger Picture, a Delaware corporation and a wholly-owned subsidiary of the Company.
  Access Digital Cinema Phase 2, Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.
  Vistachiara Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.
  Access Digital Cinema Phase 2 B/AIX Corp., a Delaware corporation and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.
  Cinedigm Digital Funding 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Christie/AIX, Inc.
  CDF2 Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.
  Cinedigm Digital Funding 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CDF2 Holdings, LLC.
  Cinedigm Entertainment Corp., a New York corporation and a wholly-owned subsidiary of the Company.
  Cinedigm Digital Cinema Australia Pty Ltd, an Australian proprietary company and a wholly-owned subsidiary of the Company.
  Cinedigm DC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.
  Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.
  Cinedigm Home Entertainment, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Holdings, LLC.
  Con TV, LLC, a Delaware limited liability company and an 85% owned subsidiary of Cinedigm Entertainment Corp.
  Docurama, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.
  Dove Family Channel, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.
  Cinedigm OTT Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Corp.
  Cinedigm Productions, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Corp.
  Comic Blitz II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.
  Viewster, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.
  C&F Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.
  Matchpoint Digital, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Corp.
  TFD Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.
  Fandor Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.
  Screambox Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm OTT Holdings, LLC.
  FoundationTV, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.
  Cinedigm India Private Limited, an Indian corporation, owned 99.99% by Cinedigm Corp. and .01% by FoundationTV, Inc.